Exhibit 99.1

Black Box Corporation Reports Fourth Quarter and Total Year Fiscal
2003 Results

    PITTSBURGH--(BUSINESS WIRE)--May 7, 2003--

     Declares Cash Dividend, Increase in Existing Share Repurchase
              Program and Addition to Board of Directors

    Black Box Corporation (Nasdaq:BBOX) today reported for the fourth quarter ended March 31, 2003, diluted earnings per share of 21 cents compared to 62 cents last year. Corresponding reported net income for the quarter was $4.2 million or 3.1% of revenues, compared to $12.9 million or 8.1% of revenues last year. Excluding special items in each period, diluted earnings per share were 55 cents for the quarter compared to 72 cents last year and net income was $10.8 million or 8.0% of revenues compared to $15.2 million or 9.5% last year. Management believes it is important to present both diluted earnings per share and net income excluding special items to provide a clearer understanding of the ongoing operations of the Company.
    Included in the fourth quarter ended March 31, 2003 numbers is a negative 6 cents diluted earnings per share impact from certain offices, which are in the process of being consolidated with other nearby offices. As a result of these consolidations, this negative impact should go to zero for the first quarter of fiscal 2004.
    As previously announced, the Company recorded a pre-tax charge for special items of $10.4 million during the fourth quarter related primarily to adjusting the cost structure of selected operating offices and reserving for specific accounts receivables. Relative to these cost reduction efforts, operating costs are expected to be reduced by $8 million annually. In accordance with SEC Regulation G, the attached financial charts include a reconciliation of all non-GAAP financial measures in this release to the most directly comparable GAAP measure.
    Total revenues for the quarter were $135 million, down 16% from $160 million last year. Total revenues on a same-office basis were down 17% compared to last year. North American revenues were $87 million, down 21% from last year's $109 million. European revenues were $38 million, comparable to last year's $38 million. All Other revenues were $10 million, down 19% from last year's $13 million.
    Fourth quarter cash provided by operating activities was $23 million, up 30% compared to $18 million last year. Free cash flow was $25 million, up 13% compared to $22 million last year. The fourth quarter's free cash flow of $25 million was used towards: Black Box stock repurchases of $21 million; debt reduction of $3 million; and dividend payments of $1 million. Management believes that free cash flow, defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from option exercises, plus or minus foreign currency translation adjustments, is an important measurement of liquidity as it represents the total cash available for stock repurchases, mergers, dividend payments or debt reduction.
    Total operating income for the fourth quarter was 5.4% compared to 13.4% last year. Excluding special items in each period, operating income for the quarter was 13.1% compared to 15.6% last year. Management believes it is important to present operating income excluding special items to provide a clearer understanding of the ongoing operations of the Company.
    Backlog at the end of the fourth quarter was $51 million, down from $55 million at the end of the third quarter.
    Diluted earnings per share for the year were $2.39 compared to $2.97 last year, down 20%. Corresponding net income was $48.7 million or 8.0% of revenues, compared to $62.0 million or 8.3% of revenues last year, down 22%. Excluding special items in each period, diluted earnings per share were $2.72 for the year compared to $3.23 last year, down 16% and net income was $55.3 million or 9.1% of revenues compared to $67.4 million or 9.1% last year, down 18%.
    Total revenues for the year were $605 million compared to $744 million last year, down 19%. North American revenues were $410 million, down 23% from last year's $533 million. European revenues were $154 million, comparable to last year's $156 million. All Other revenues were $41 million, down 24% from last year's $55 million.
    Cash provided by operating activities for the year was $85 million, up 26% compared to $68 million last year. Free cash flow for the year was $96 million, up 24% compared to $78 million for the same period last year. This free cash flow was used towards: Black Box stock repurchases of $59 million; debt reduction of $28 million; merger activity of $7 million; dividend payments of $1 million; and an increase in cash on hand of $1 million. As of March 31, 2003, Black Box had cash and cash equivalents of $14 million and current and long-term debt of $50 million, for a net debt position of $36 million. This compares to March 31, 2002 cash and cash equivalents of $13 million and current and long-term debt of $78 million, for a net debt position of $65 million.
    The Company also announced today that its Board of Directors has declared a quarterly cash dividend of 5 cents per share of common stock. The dividend was declared on all outstanding shares of Black Box's common stock and will be payable on July 15, 2003 to stockholders of record at the close of business on June 30, 2003. Black Box will pay the dividend through its transfer agent, American Stock Transfer & Trust Company.
    The Board of Directors also approved an increase of one million shares under the existing Black Box common share repurchase program. The one million shares of the Company's stock represent approximately 5% of the current outstanding shares. With this increase, Black Box now has authorization to repurchase approximately 1,680,000 shares. During the fourth quarter of Fiscal 2003, Black Box repurchased 755,000 shares of its common stock, and since April 1999 has repurchased in aggregate approximately 3.8 million shares for approximately $164 million. Additional repurchases of stock may occur from time to time depending upon factors such as the Company's cash flows and general market conditions. While the Company expects to continue to repurchase shares for the foreseeable future, there can be no assurance as to the timing or amount of such repurchases.
    The Company also announced that Thomas W. Golonski was elected to its Board of Directors in February 2003, increasing its board membership to six directors. Mr. Golonski has been Chairman, President and Chief Executive Officer of National City Bank of Pennsylvania and Executive Vice President of National City Corporation since 1996. He has served most of his career in the banking industry. Mr. Golonski is also a director of several economic development organizations and active in other charitable and financial organizations.
    Commenting on Mr. Golonski's election as a Director, Fred C. Young, Chief Executive Officer, said, "We are very fortunate to have Tom join the Black Box Board of Directors. He brings a wealth of executive management expertise, particularly in the services industry. Tom also works under a very high set of business standards."
    Commenting on his election to the Black Box Board of Directors, Mr. Golonski said, "Black Box's outstanding commitment to customer service and achievement of core business objectives coupled with an outstanding management team sets it apart from the competition. I'm delighted for the opportunity to become a part of this professional team."
    Commenting on the fourth quarter and total year Fiscal 2003 results, Mr. Young, said, "As stated in our March 11, 2003 press release, global over capacity in just about all vertical markets, leading to more associated job cuts, continues to have an impact on our business. We need to exercise prudent judgment to successfully navigate our business through these very uncertain economic times. This demands a focus on client service, remaining financially strong and continuing to make strategic investments for the future. We have built the best infrastructure services model in the industry. Once the economy settles down, Black Box is well positioned for long-term growth."
    The Company will conduct a conference call beginning at 10:45 a.m. Eastern Time today, May 7, 2003. Fred Young, Chief Executive Officer, will host the call. To participate in the call, please dial (612) 326-1003 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing (320) 365-3844 and using access code 680881.

    This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected, including levels of business activity and global economic conditions. Any information, which is not historical in nature, constitutes such forward-looking statements and speaks only as of the date of this release.

    Black Box is the world's largest technical services company dedicated to designing, building and maintaining today's complicated network infrastructure systems. Black Box services 150,000 clients in 132 countries with 117 offices throughout the world.




                        BLACK BOX CORPORATION
                  CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)


                                   (Unaudited)
                                  Quarter Ended        Year Ended
                                    March 31,           March 31,
                               ------------------- -------------------
                                 2003      2002      2003      2002
                               --------- --------- --------- ---------

Revenues                       $134,812  $160,252  $605,017  $743,681
 Cost of sales                   81,876    94,521   366,170   453,131
                               --------- --------- --------- ---------
Gross profit                     52,936    65,731   238,847   290,550

 Selling, general &
  administrative expenses        39,020    40,694   152,808   181,867
 Restructuring expense            6,536     3,500     6,536     3,500
 Intangibles amortization            72        63       377       170
                               --------- --------- --------- ---------
Operating income                  7,308    21,474    79,126   105,013

 Interest expense, net              617       901     2,826     6,268
 Other expense/(income), net        115        20       229       275
                               --------- --------- --------- ---------
Income before income taxes        6,576    20,553    76,071    98,470

 Provision for income taxes       2,368     7,605    27,386    36,428
                               --------- --------- --------- ---------
Net income                       $4,208   $12,948   $48,685   $62,042
                               ========= ========= ========= =========


Basic earnings per common share   $0.22     $0.64     $2.46     $3.11
                               ========= ========= ========= =========

Diluted earnings per common
 share                            $0.21     $0.62     $2.39     $2.97
                               ========= ========= ========= =========

Weighted average common shares   19,309    20,202    19,781    19,936
                               ========= ========= ========= =========

Weighted average common and
 common
 equivalent shares outstanding   19,831    21,038    20,342    20,860
                               ========= ========= ========= =========


                        BLACK BOX CORPORATION
                     CONSOLIDATED BALANCE SHEETS
                        (Dollars in thousands)

                                                   March 31, March 31,
ASSETS                                               2003      2002
                                                   --------- ---------
Current assets:
   Cash and cash equivalents                        $14,043   $13,423
   Trade accounts receivable, net                   100,263   115,969
   Inventories, net                                  40,047    46,081
   Costs and estimated earnings in excess of
     billings on uncompleted contracts               18,261    24,015
   Other current assets                              10,627    19,959
                                                   --------- ---------
         Total current assets                       183,241   219,447

Property, plant and equipment, net                   34,737    41,063
Intangibles, net                                    399,299   387,286
Other assets                                          4,027     2,991
                                                   --------- ---------
         Total assets                              $621,304  $650,787
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current debt                                        $926    $3,189
   Accounts payable                                  30,508    34,279
   Billings in excess of costs and estimated
    earnings on uncompleted contracts                 3,295     4,235
   Accrued expenses                                  33,648    31,125
   Accrued taxes                                      3,288     3,155
                                                   --------- ---------
         Total current liabilities                   71,665    75,983
                                                   --------- ---------

Long-term debt                                       49,453    75,497
Other liabilities                                     5,764     9,209

Stockholders' equity:
   Common stock                                          23        22
   Additional paid-in capital                       295,271   287,714
   Retained earnings                                359,037   312,288
   Treasury stock, at cost                         (163,547) (100,355)
   Accumulated other comprehensive loss               3,638    (9,571)
                                                   --------- ---------
         Total stockholders' equity                 494,422   490,098
                                                   --------- ---------
         Total liabilities and stockholders'
          equity                                   $621,304  $650,787
                                                   ========= =========


                         BLACK BOX CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in thousands)

                                     (Unaudited)
                                    Quarter Ended       Year Ended
                                      March 31,          March 31,
                                 ------------------- -----------------
                                    2003      2002     2003     2002
                                 ---------- -------- -------- --------
Cash flows from operating
 activities:
 Net income                         $4,208  $12,948  $48,685  $62,042
 Adjustments to reconcile net
  income to
   cash provided by operating
    activities:
     Intangibles amortization           72       63      377      170
     Depreciation                    1,892    1,983    7,639    8,123
 Changes in working capital
  items:
     Account receivable, net        10,314    7,656   17,043   51,864
     Inventories, net                4,944    2,294    6,176    5,805
     Other current assets            7,861    6,114   13,951    5,867
     Accounts payable and accrued
      liabilities                   (6,378) (13,494)  (8,599) (65,973)
                                 ---------- -------- -------- --------
 Cash provided by operating
  activities                        22,913   17,564   85,272   67,898
                                 ---------- -------- -------- --------

Cash flows from investing
 activities:
     Capital expenditures, net of
      disposals                        402      945     (304)    (992)
     Mergers, net of cash
      acquired                        (261)    (462)  (7,822) (19,372)
                                 ---------- -------- -------- --------
 Cash (used in) investing
  activities                           141      483   (8,126) (20,364)
                                 ---------- -------- -------- --------

Cash flows from financing
 activities:
     Revolving credit borrowings,
      net                           (2,851) (24,240) (28,418) (51,170)
     Proceeds from exercise of
      options                          520    4,093    4,886   11,591
     Payment of Dividend              (975)       -     (975)       -
     Purchase of treasury stock    (20,620)       -  (58,473)       -
                                 ---------- -------- -------- --------
 Cash provided by financing
  activities                       (23,926) (20,147) (82,980) (39,579)
                                 ---------- -------- -------- --------

Foreign currency translation
 adjustment                          1,468     (347)   6,454     (741)
                                 ---------- -------- -------- --------

Increase/(decrease) in cash and
 cash equivalents                      596   (2,450)     620    7,214
Cash and cash equivalents at
 beginning of period                13,447   15,873   13,423    6,209
                                 ---------- -------- -------- --------

Cash and cash equivalents at end
 of period                         $14,043  $13,423  $14,043  $13,423
                                 ========== ======== ======== ========

Interest paid                         $615   $1,879   $2,827   $7,174
                                 ---------- -------- -------- --------
Income taxes paid                   $4,648  $11,877  $28,120  $47,603
                                 ---------- -------- -------- --------


    RECONCILIATIONS:

    In addition to reported results under U.S. GAAP for the fiscal periods, the following financial highlights tables also include, where appropriate, a reconciliation of results excluding special items and free cash flow (which are non-GAAP measures), to the most directly comparable GAAP measures. All dollar amounts are in thousands except per share amounts.
    A reconciliation of diluted earnings per common share (EPS) to diluted EPS excluding special items is presented below:




                                          Quarter Ended  Year Ended
                                            March 31,     March 31,
                                          ------------- -------------
                                           2003   2002   2003   2002
----------------------------------------- ------ ------ ------ ------
Diluted EPS                               $0.21  $0.62  $2.39  $2.97
EPS impact of restructuring charges        0.21   0.10   0.21   0.10
EPS impact of other special items          0.13     --   0.13   0.16
----------------------------------------- ------ ------ ------ ------
Diluted EPS excluding special items       $0.55  $0.72  $2.72  $3.23
----------------------------------------- ------ ------ ------ ------


    A reconciliation of net income to net income excluding special items is presented below:




                                    Quarter Ended      Year Ended
                                      March 31,         March 31,
                                  ----------------- -----------------
                                    2003     2002     2003     2002
--------------------------------- -------- -------- -------- --------
Net income                         $4,208  $12,948  $48,685  $62,042
% of revenues                         3.1%     8.1%     8.0%     8.3%
Restructuring charges, after tax
 impact                             4,183    2,205    4,183    2,205
Expense for other special items,
 after tax impact                   2,455       --    2,455    3,167
--------------------------------- -------- -------- -------- --------
Net income excluding special
 items                            $10,846  $15,153  $55,323  $67,414
% of revenues                         8.0%     9.5%     9.1%     9.1%
--------------------------------- -------- -------- -------- --------


    A reconciliation of operating income to operating income excluding special items is presented below:




                                Quarter Ended          Year Ended
                                   March 31,            March 31,
                              ------------------   ------------------
                                 2003     2002       2003      2002
----------------------------- --------- --------   -------- ---------
Operating income                $7,308  $21,474    $79,126  $105,013
% of revenues                      5.4%    13.4%      13.1%     14.1%
Restructuring charges            6,536    3,500      6,536     3,500
Expense for other special
 items                           3,835       --      3,835     5,027
----------------------------- --------- --------   -------- ---------
Operating income excluding
 special items                 $17,679  $24,974    $89,497  $113,540
% of revenues                     13.1%    15.6%      14.8%     15.3%
----------------------------- --------- --------   -------- ---------


    A reconciliation of cash provided by operating activities to free cash flow is presented below:




                                   Quarter Ended       Year Ended
                                      March 31,         March 31,
                                  ----------------- -----------------
                                    2003     2002     2003     2002
--------------------------------- -------- -------- -------- --------
Cash provided by operating
 activities                       $22,913  $17,559  $85,272  $67,898
Plus or (minus):
   Net capital
    disposals/expenditures            402      945     (304)    (992)
   Foreign currency translation
    adjustment                      1,468     (345)   6,454     (741)
   Proceeds from stock option
    exercises                         520    4,093    4,886   11,591
--------------------------------- -------- -------- -------- --------
Free cash flow                    $25,303  $22,252  $96,308  $77,756
--------------------------------- -------- -------- -------- --------


    Information on revenues on a same-office basis is presented below:




                                           Quarter Ended March 31,
                                      -------------------------------
                                         2003        2002      Change
------------------------------------- ----------- ----------- -------
Revenues as reported                    $134,812    $160,252    (16)%
Less revenues from offices added
 before Fiscal 2002                       (3,609)     (2,417)    n/a
------------------------------------- ----------- ----------- -------
Revenues on same-office basis
                                        $131,203   $ 157,835    (17)%
------------------------------------- ----------- ----------- -------


    SUPPLEMENTAL INFORMATION:

    Additionally, the following supplemental information is being provided for comparisons of fourth quarter and fiscal year ended March 31, 2003 reported results to prior periods. A reconciliation of results excluding special items (which are non-GAAP measures) to the most directly comparable GAAP measures is presented where appropriate. All dollar amounts are in thousands.
    During the fourth quarter ended March 31, 2003, management reevaluated its reportable business segments in accordance with SFAS No. 131 and determined that a geographical segmentation is appropriate. Information on revenues and operating income by geography is presented below:




                               Quarter Ended
                       -----------------------------     Year Ended
                            March 31,     December 29,    March 31,
                       -----------------------------------------------
                          2003     2002       2002     2003     2002
----------------------------------------------------------------------
Revenues:
  North America         $86,783 $109,384   $102,017 $410,271 $533,410
  Europe                 37,630   38,019     41,457  153,477  155,715
  All Other              10,399   12,849      9,588   41,269   54,556
                       -----------------------------------------------
  Total                $134,812 $160,252   $153,062 $605,017 $743,681

Operating Income:
  North America          $5,621  $13,207    $14,737  $53,592  $65,500
  % of North America
   revenues                 6.5%    12.1%      14.4%    13.1%    12.3%
  Europe                   $116   $5,287     $6,532  $17,729  $25,758
  % of Europe revenues      0.3%    13.9%      15.8%    11.6%    16.5%
  All Other              $1,571   $2,980     $1,803   $7,805  $13,755
  % of All Other
   revenues                15.1%    23.2%      18.8%    18.9%    25.2%
                       -----------------------------------------------
  Total                  $7,308  $21,474    $23,072  $79,126 $105,013
  % of total revenues       5.4%    13.4%      15.1%    13.1%    14.1%

Special Items:
  North America          $5,625   $1,439         --   $5,625   $6,466
  Europe                  4,592    1,830         --    4,592    1,830
  All Other                 154      231         --      154      231
                       -----------------------------------------------
  Total                 $10,371   $3,500         --  $10,371   $8,527

Operating Income
 excluding special
 items:
  North America         $11,246  $14,646    $14,737  $59,217  $71,966
  % of North America
   revenues                13.0%    13.4%      14.4%    14.4%    13.5%
  Europe                 $4,708   $7,117     $6,532  $22,321  $27,588
  % of Europe revenues     12.5%    18.7%      15.8%    14.5%    17.7%
  All Other              $1,725   $3,211     $1,803   $7,959  $13,986
  % of All Other
   revenues                16.6%    25.0%      18.8%    19.3%    25.6%
                       -----------------------------------------------
  Total                 $17,679  $24,974    $23,072  $89,497 $113,540
  % of total revenues      13.1%    15.6%      15.1%    14.8%    15.3%
----------------------------------------------------------------------


    Information on revenues and gross profit for phone services, structured cabling services and telephony services is presented below:




                               Quarter Ended
                       -----------------------------   Year Ended
                           March 31,     December 29,   March 31,
                       -----------------------------------------------
                         2003     2002       2002     2003     2002
----------------------------------------------------------------------
Revenues:
  Phone Services       $61,330  $69,697     $62,897 $252,105 $309,744
  Structured Cabling
   Services             56,695   75,366      69,323  275,842  365,901
  Telephony Services    16,787   15,189      20,842   77,070   68,036
                      ------------------------------------------------
  Total               $134,812 $160,252    $153,062 $605,017 $743,681

Gross Profit:
  Phone Services       $31,729  $35,622     $32,308 $128,635 $150,681
  % of Phone Services
   revenues               51.7%    51.1%       51.4%    51.0%    48.6%
  Structured Cabling
   Services            $15,005  $24,661     $21,439  $85,122 $117,813
  % of Structured
   Cabling Services
   revenues               26.5%    32.7%       30.9%    30.9%    32.2%
  Telephony Services    $6,202   $5,448      $6,892  $25,090  $22,056
  % of Telephony
   Services revenues      36.9%    35.9%       33.1%    32.6%    32.4%
                      ------------------------------------------------
  Total                $52,936  $65,731     $60,639 $238,847 $290,550
  % of total revenues     39.3%    41.0%       39.6%    39.5%    39.1%
----------------------------------------------------------------------


    Information on various balance sheet ratios and headcount is presented below:




                                             March 31,    December 29,
                                          --------------  -----------
                                           2003   2002        2002
----------------------------------------- ------- ------  -----------
Days Sales Outstanding of Accounts
 Receivable                                   63     60           63

Inventory Turns                                8      8            9

Team Members                               3,123  3,712        3,517
----------------------------------------- ------- ------  -----------

    CONTACT: Black Box Corporation
             Anna M. Baird, 724/873-6750
             investors@blackbox.com